EXECUTION COPY


                       DIRECTOR INDEMNIFICATION AGREEMENT

        This Director Indemnification Agreement made and entered into as of August 18, 2004 ("Agreement"), by and between Front Porch Digital Inc., a Nevada corporation (the "Company") and Paul McKnight (the "Indemnitee"):

        WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

        WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of directors liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

        WHEREAS, the Company's bylaws and/or Articles of Incorporation (as amended from time to time, the "Articles of Incorporation") require it to indemnify its directors to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements; and

        WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any such bylaws or any change in the ownership of the Company or the composition of its Board of Directors):

        NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

        1.      DEFINITIONS.

                (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director of any other Entity at the request of the Company. For purposes of subsection (iii) of this
                Section 1(a), a director of the Company who is serving or has served as a director of a Subsidiary shall be deemed to be serving at the request of the Company.

                (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

                (c) "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees

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                and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

                (d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in Section 3(a) below.

                (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

                (g) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

        2. SERVICES OF INDEMNITEE. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

        3. AGREEMENT TO INDEMNIFY. The Company agrees to indemnify Indemnitee as follows:

                (a) Subject to the exceptions contained in Sections 4(a) and 6 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

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                (b)     Subject to the exceptions contained in Sections 4(b) and
                6 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

                (c) In making any determination required to be made under Nevada law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

        4. EXCEPTIONS TO INDEMNIFICATION. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

                (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

                (b)     If indemnification is requested under Section 3(b) and

                        (i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                        (ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon


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                        application that, despite the adjudication of liability,
                        but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

        5. PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

        6. INDEMNIFICATION FOR EXPENSES IF INDEMNITEE IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        7. EFFECT OF CERTAIN RESOLUTIONS. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

        8. AGREEMENT TO ADVANCE EXPENSES; CONDITIONS. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance (unless prohibited by applicable laws) of the final disposition of such Proceeding. Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

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        9.      PROCEDURE FOR ADVANCE PAYMENT OF EXPENSES. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Company's receipt of such request.

        10.     REMEDIES OF INDEMNITEE.

                (a) RIGHT TO PETITION COURT. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Company's obligations under this Agreement.

                (b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

                (c) EXPENSES. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action.

                (d) VALIDITY OF AGREEMENT. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

                (e) FAILURE TO ACT NOT A DEFENSE. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

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        11.     DEFENSE OF THE UNDERLYING PROCEEDING.

                (a) NOTICE BY INDEMNITEE. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; PROVIDED, HOWEVER, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company's ability to defend in such Proceeding is materially and adversely prejudiced thereby.

                (b) DEFENSE BY COMPANY. Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; PROVIDED, HOWEVER that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under
                Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 19 below.

                (c) INDEMNITEE'S RIGHT TO COUNSEL. Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

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        12.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
hereby represents and warrants to Indemnitee as follows:

                (a) AUTHORITY. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                (b) ENFORCEABILITY. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

        13. INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determine in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

        14. CONTRACT RIGHTS NOT EXCLUSIVE. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's bylaws or Articles of Incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company.

        15. SUCCESSORS. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

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        16.     SUBROGATION. In the event of any payment of Indemnifiable
Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

        17. CHANGE IN LAW. To the extent that a change in Nevada law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bylaws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

        18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

        19. INDEMNITEE AS PLAINTIFF. Except as provided in Section 10(d) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

        20. MODIFICATIONS AND WAIVER. Except as provided in Section 17 above with respect to changes in Nevada law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

        21. GENERAL NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                (i)     If to Indemnitee, to:

                        At the home address as shown
                        in the Company's personnel records;

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                (ii)    If to the Company, to:

                        Front Porch Digital Inc.
                        1140 Pearl Street
                        Boulder, CO 80302
                        Attn: Chief Executive Officer

or to such other address as may have been furnished in the same manner by any party to the others.

        22. GOVERNING LAW. This Agreement shall be governed by and construed and enforced under the laws of State of Nevada without giving effect to the provisions thereof relating to conflicts of law.

        23. CONSENT TO JURISDICTION. Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the sole and exclusive the jurisdiction of the courts of the State of Colorado and the Federal courts located in the State of Colorado (the "Colorado Courts"), and agrees not to commence any litigation relating thereto except in such Colorado Courts. Each of the Company and Indemnitee hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the Colorado Courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such Colorado Court has been brought in an inconvenient forum.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              THE COMPANY

                                              FRONT PORCH DIGITAL INC.


                                              By: /s/ Michael Knaisch
                                                  ------------------------------
                                                  Name:  Michael Knaisch
                                                  Title: Chief Executive Officer


                                              INDEMNITEE


                                                  /s/ Paul McKnight
                                                  ------------------------------
                                                  Paul McKnight



           [Signature page to the Director Indemnification Agreement]